CONSENT


     I, Thomas Monahan, hereby consent to the use of my report dated August 2, 2000, relating to the audited financial statements for period from inception March 22, 2000) to June 30, 2000 in a registration statement on SB-2 of Digital Capital.com, Inc. to be filed with the Securities and Exchange Commission.


September 20, 2000

                                      /s/Thomas Monahan
                                      ------------------
                                      Thomas Monahan CPA